EXHIBIT 10.1

SUPPORT AGREEMENT

This SUPPORT AGREEMENT (this “Agreement”), dated as of September 16, 2010, is by and among Calix, Inc., a Delaware corporation (“Parent”), Ocean Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), Ocean Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“Second Merger Sub,” and together with Parent and Merger Sub, the “Parent Parties) and the individuals or entities set forth on Schedule A hereto (each, a “Stockholder”).

WHEREAS, as of the date hereof, each Stockholder is the holder of the number of shares of common stock, par value $0.001 per share (“Common Stock”), of Occam Networks, Inc., a Delaware corporation (the “Company”), set forth opposite such Stockholder’s name on Schedule A (with respect to each Stockholder such shares of Common Stock of the Company held of record or beneficially owned by such Stockholder or over which such Stockholder exercises sole voting power, together with any additional shares of Common Stock of the Company that are hereafter held of record or beneficially owned by such Stockholder or over which such Stockholder otherwise acquires sole voting power after the date hereof being referred to herein as such Stockholder’s “Subject Shares”);

WHEREAS, the Parent Parties and the Company propose to enter into an Agreement and Plan of Merger and Reorganization, dated as of the date hereof (the “Merger Agreement”), which provides, among other things, for the merger of Merger Sub with and into the Company, with the Company continuing as the surviving corporation thereof (the “First Merger”), immediately followed by the merger of the Company with and into Second Merger Sub, with Second Merger Sub as the ultimate surviving company (together with the First Merger, the “Transaction”), upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement); and

WHEREAS, as a condition to their willingness to enter into the Merger Agreement, the Parent Parties have required that each Stockholder enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, do hereby agree as follows:

ARTICLE I

TRANSFER OF SUBJECT SHARES AND VOTING RIGHTS

1.1.   Restriction on Transfer of Subject Shares. Subject to Section 1.2, during the period from the date of this Agreement through the earlier of (i) the date upon which the Merger Agreement is validly terminated in accordance with its terms and (ii) the Effective Time (the earliest of (i) or (ii), the “Expiration Date”), no Stockholder shall, directly or indirectly, cause or permit to be effected any

Transfer (as defined below) of any of such Stockholder’s Subject Shares.  A Stockholder shall be deemed to have effected a “Transfer” of such Stockholder’s Subject Shares if such Stockholder directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or disposes of such Stockholder’s Subject Shares or any interest therein to any Person other than Parent; (ii) enters into an agreement or commitment contemplating the possible sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such Stockholder’s Subject Shares or any interest therein to any Person other than Parent; or (iii) reduces such Stockholder’s beneficial ownership of, interest in or risk relating to such Subject Shares.

1.2.   Permitted Transfers. Section 1.1 shall not prohibit a Transfer of Subject Shares by a Stockholder (a) if such Stockholder is an individual (i) to any member of such Stockholder’s immediate family (including any spouse, ex-spouse, domestic partner, lineal descendant or antecedent, brother or sister, the adopted child or adopted grandchild, or the spouse or domestic partner of any child, adopted child, grandchild or adopted grandchild of the Stockholder), or to a trust for the benefit of such Stockholder or any of the foregoing individuals, (ii) pursuant to any bona fide gift of Subject Shares effected for tax planning purposes, or (iii) upon the death of such Stockholder, or (b) if such Stockholder is not an individual, to one or more partners or members of such Stockholder or to any Affiliate of such Stockholder; provided, however, that a transfer referred to in this sentence shall be permitted only if, as a precondition to such transfer, the transferee executes a counterpart of this Agreement and becomes bound by all of the terms of this Agreement to the same extent as the transferring Stockholder.

ARTICLE II

VOTING OF SHARES

2.1.   Voting Covenant.  Each Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of the Company, however called, and in any written action by consent of stockholders of the Company, such Stockholder shall cause the Subject Shares to be voted:

(a)       in favor of the adoption of the Merger Agreement; and

(b)      against any (A) Acquisition Proposal or (B) any amendment to the Company’s certificate of incorporation or bylaws that is intended, or could reasonably be expected to, impede, interfere with, delay, postpone or adversely affect the Transaction.

2.2.   Irrevocable Proxy.

(a)       Each Stockholder hereby revokes (or agrees to cause promptly to be revoked) any proxies that such Stockholder has heretofore granted with respect to the Subject Shares.  Such Stockholder hereby irrevocably appoints Parent as attorney-in-fact and proxy for and on behalf of such Stockholder, for and in the name, place and stead of such Stockholder, to: (a) attend any and all meetings of the stockholders of the Company, (b) vote, express consent or dissent or issue instructions to the record holder to vote such Stockholder’s Subject Shares in accordance with the provisions of Section 2.1 at any and all meetings of the stockholders of the Company, and (c) grant or withhold, or issue instructions to the record holder to grant or withhold, consistent with the provisions of Section 2.1, all written consents with respect to the Subject Shares at any and all meetings of the stockholders of the Company or in connection with any action sought to be taken by written consent without a meeting.  Parent agrees not to exercise the proxy granted herein for any purpose other than the purposes described in this Agreement.  The foregoing proxy shall be deemed to be a proxy coupled with an interest, is irrevocable (and as such shall survive and not be affected by the death, incapacity, mental illness or insanity of such Stockholder, as applicable) until the Expiration Date and shall not be terminated by operation of Law or upon the occurrence of any other event.  Such Stockholder authorizes such attorney and proxy to substitute any other Person to act hereunder, to revoke any substitution and to file this proxy and any substitution or revocation with the Secretary of the Company.  Such Stockholder hereby affirms that the proxy set forth in this Section 2.2 is given in connection with and granted in consideration of and as an inducement to the Parent Parties to enter into the Merger Agreement and that such proxy is given to secure the obligations of the Stockholder under Section 2.1.  The proxy set forth in this Section 2.2 is executed and intended to be irrevocable, subject, however, to its automatic termination upon the termination of this Agreement pursuant to Section 6.2.

(b)      No Stockholder shall enter into any tender, voting or other such agreement, or grant a proxy or power of attorney, with respect to the Subject Shares that is inconsistent with this Agreement or otherwise take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of such Stockholder’s obligations hereunder or the transactions contemplated hereby.

(c)       The representations and warranties, covenants and obligations of each Stockholder hereunder shall be several and not joint and no Stockholder shall be responsible or liable for the breach of this Agreement by any other Stockholder.  Nothing in this Agreement shall require any Stockholder to exercise any option and/or other right to purchase any Common Stock of the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each Stockholder represents and warrants to the Parent Parties as to such Stockholder, severally and not jointly, that:

3.1.   Authorization; Binding Agreement.  If such Stockholder is a corporation, limited partnership or limited liability company, such Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted and the consummation of the transactions contemplated hereby are within such Stockholder’s corporate or organizational powers and have been duly authorized by all necessary corporate or organizational actions on the part of such Stockholder.  If such Stockholder is an individual, he or she has full legal capacity, right and authority to execute and deliver this Agreement and to perform his or her obligations hereunder and to consummate the transactions contemplated hereby.  Such Stockholder has full power and authority to execute, deliver and perform this Agreement.  This Agreement has been duly and validly executed and delivered by such Stockholder, and constitutes a valid and binding obligation of such Stockholder enforceable against such Stockholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles including, without limitation, rules of law governing specific performance, injunctive relieve and other equitable remedies (whether considered in a proceeding in equity or at law).

3.2.   Non-Contravention. The execution and delivery of this Agreement by such Stockholder does not, and the performance by such Stockholder of such Stockholder’s obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby will not (i) except as may be required by federal securities law, require any consent, approval, order, authorization or other action by, or filing with or notice to, any Person (including any Governmental Authority) under, constitute a default (with or without the giving of notice or the lapse of time or both) under, or give rise to any right of termination, cancellation or acceleration under any contract, agreement or other instrument binding on such Stockholder or, to the actual knowledge of such Stockholder Applicable Law, in each case, whether individually or in the aggregate, that would reasonably be expected to prevent or materially delay or impair the consummation by such Stockholder of the transactions contemplated by this Agreement or otherwise negatively impact such Stockholder’s ability to perform its obligations hereunder, or (ii) if such Stockholder is not an individual, violate any provision of such Stockholder’s organizational documents.

3.3.   Ownership of Subject Shares; Total Shares. Such Stockholder is the record or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the shares of Company Common Stock set forth opposite such Stockholder’s name on Exhibit A, free and clear of any Lien (including any restriction on the right to vote any Subject Shares or otherwise transfer any Subject Shares), except as (i) provided hereunder, (ii) pursuant to any applicable restrictions on transfer under the Securities Act, (iii) subject to any risk of forfeiture with respect to any shares of Common Stock granted to such Stockholder under an employee benefit plan of the Company or (iv) that would not, individually or in the aggregate, impair the ability of the Stockholder to perform its obligations hereunder or prevent, limit or restrict in any respect the consummation of the transactions contemplated hereby. The Subject Shares listed on Schedule A opposite such Stockholder’s name constitute all of the shares of Common Stock of the Company owned by such Stockholder as of the date hereof.  Except pursuant to this Agreement, no Person has any contractual or other right or obligation to purchase or otherwise acquire any of such Stockholder’s Subject Shares.

3.4.   Voting and Dispositive Power.  Except as set forth on Schedule A, such Stockholder has full voting power, with respect to such Stockholder’s Subject Shares, and full power of disposition, full power to issue instructions with respect to the matters set forth herein and full power to agree to all of the applicable obligations of such Stockholder set forth in this Agreement, in each case with respect to all of such Stockholder’s Subject Shares.  None of such Stockholder’s Subject Shares are subject to any proxy, voting trust or other agreement or arrangement with respect to the voting of such Subject Shares, except as provided hereunder.

3.5    Absence of Litigation.  With respect to such Stockholder, as of the date hereof, there is no action, suit, investigation or proceeding pending against, or, to the knowledge of such Stockholder, threatened against, such Stockholder or any of such Stockholder’s properties or assets (including the Subject Shares) that could reasonably be expected to prevent, delay or impair the ability of such Stockholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PARENT PARTIES

Each of the Parent Parties represent and warrant to the Stockholders, jointly and severally, that:

4.1.   Organization; Authorization.  Each of the Parent Parties is duly organized, validly existing and in good standing under the laws of the State of Delaware.  The consummation of the transactions contemplated hereby are within each of the Parent Parties’ corporate or limited liability company powers, as applicable, and have been duly authorized by all necessary corporate or limited liability company actions, as applicable, on the part of such Parent Parties.  Each of the Parent Parties has full power and authority to execute, deliver and perform this Agreement.

4.2.   Binding Agreement.  This Agreement has been duly authorized, executed and delivered by each of the Parent Parties, and constitutes a valid and binding obligation of each Parent Party enforceable against such Parent Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

ARTICLE V

ADDITIONAL COVENANTS OF THE STOCKHOLDERS

Each Stockholder hereby covenants and agrees, severally and not jointly, that:

5.1.   No Exercise of Appraisal Rights. Such Stockholder shall not exercise any appraisal rights or dissenter’s rights in respect of such Stockholder’s Subject Shares that may arise with respect to the Transaction.

5.2.   Documentation and Information. Such Stockholder shall, subject to reasonable prior approval of such Stockholder, permit and hereby authorizes the Parent Parties to publish and disclose in all documents and schedules filed with the SEC, and any press release or other disclosure document that any Parent Party reasonably determines to be necessary under Applicable Law in connection with the Transaction and any transactions contemplated by the Merger Agreement, such Stockholder’s identity and ownership of the Subject Shares and the nature of such Stockholder’s commitments and obligations under this Agreement.

5.3   Investors’ Right Agreement.  If such Stockholder or any Affiliate of such Stockholder is a party to that certain Fourth Amended and Restated Investors’ Rights Agreement, dated as of January 7, 2005, by and among the Company and certain of its stockholders named therein (the “IRA”), such Stockholder shall not, and shall cause any of its Affiliates not to, exercise or assert, or seek to exercise or assert, any rights, if any, of such Stockholder or its Affiliates under the IRA.  Such Stockholder shall, and shall cause any of its Affiliates to, execute any waiver of any provision of or agreement of termination of the IRA, as may be reasonably requested by any Parent Party.

ARTICLE VI

MISCELLANEOUS

6.1.   Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, (i) if to any Parent Party, in accordance with the provisions of the Merger Agreement and (ii) if to a Stockholder, to such Stockholder’s address or facsimile number set forth on a signature page hereto, or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to each other party hereto.

6.2.   Termination. This Agreement shall terminate automatically, without any notice or other action by any Person on the Expiration Date. Upon termination of this Agreement, no party shall have any obligations or liabilities under this Agreement; provided, however, that nothing set forth in this

Section 6.2 shall relieve any party from liability for any breach of this Agreement by such party prior to termination hereof.

6.3.   Amendments and Waivers. Any provision of this Agreement may be amended or waived if such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

6.4.   Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

6.5.   Binding Effect; Benefit; Assignment. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.  No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any person other than the parties hereto and their respective successors and assigns.  No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that each of the Parent Parties may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to one or more of its Affiliates at any time; provided, that such transfer or assignment shall not relieve such Parent Party of any of its obligations hereunder.

6.6.   Governing Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws.  Each of the Parent Parties and each Stockholder hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of  Delaware Court of Chancery, or if no such state court has proper jurisdiction, then the Federal court of the U.S. located in the State of Delaware, and appellate courts therefrom, (collectively, the “Delaware Courts”) for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Delaware Courts and agrees not to plead or claim in any Delaware Court that such litigation brought therein has been brought in any inconvenient forum.  Each of the parties hereto agrees (i) to the extent such party is not otherwise subject to service of process in the State of Delaware, to appoint and maintain an agent in the State of Delaware as such party’s agent for acceptance of legal process and (ii) that service of process may also be made on such party by prepaid certified mail with a proof of mailing receipt validated by United States Postal Service constituting evidence of valid service.  Service made pursuant to (i) or (ii) above shall have the same legal force and effect as if served upon such party personally within the State of Delaware.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

6.7.   Counterparts. The parties may execute this Agreement in one or more counterparts, each of which will be deemed an original and all of which, when taken together, will be deemed to constitute one and the same agreement.  Any signature page hereto delivered by facsimile machine or by e-mail (including in portable document format (pdf), as a joint photographic experts group (jpg) file, or otherwise) shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto and may be used in lieu of the original signatures for all purposes.  Any party that delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

6.8.   Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter.

6.9.   Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

6.10.   Specific Performance. Each Stockholder agrees that each of the Parent Parties would be irreparably damaged if for any reason such Stockholder fails to perform any of its obligations under this Agreement and that each of the Parent Parties may not have an adequate remedy at law for money damages in such event. Accordingly, each of the Parent Parties shall be entitled to specific performance and injunctive and other equitable relief to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any Delaware Court, in addition to any other remedy to which they are entitled at law or in equity, in each case without posting bond or other security, and without the necessity of proving actual damages.

6.11.   Headings. The Section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

6.12.   No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

6.13.   Further Assurances. Each Stockholder will execute and deliver, or cause to be executed and delivered, any additional documents and instruments that are, in the opinion of counsel for Parent, necessary under Applicable Law to perform their respective obligations as expressly set forth under this Agreement.

6.14   Interpretation.  Unless the context otherwise requires, as used in this Agreement:  (i) “including” and its variants mean “including, without limitation” and its variants; (ii) words defined in the singular have the parallel meaning in the plural and vice versa; (iii) words of one gender shall be construed to apply to each gender; and (iv) the terms “Article,” “Section” and “Schedule” refer to the specified Article, Section or Schedule of or to this Agreement.

6.15   Capacity as Stockholder.  Each Stockholder signs this Agreement solely in such Stockholder’s capacity as a Stockholder of the Company, and not in such Stockholder’s capacity as a director, officer or employee of the Company or any of its Subsidiaries or in such Stockholder’s capacity as a trustee or fiduciary of any employee benefit plan or trust.  Notwithstanding anything herein to the contrary, nothing herein shall in any way restrict a director or officer of the Company in the exercise of his or her fiduciary duties as a director or officer of the Company or in his or her capacity as a trustee or fiduciary of any employee benefit plan or trust or prevent or be construed to create any obligation on the part of any director or officer of the Company or any trustee or fiduciary of any employee benefit plan or trust from taking any action in his or her capacity as such director, officer, trustee or fiduciary.

6.15   No Agreement Until Executed.  Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until (a) the Board of Directors of the Company has approved, for purposes of any applicable anti-takeover laws and regulations, and any applicable provision of the Company’s organizational documents, the possible acquisition of the Subject Shares by the Parent Parties pursuant to the Merger Agreement, (b) the Merger Agreement is executed by all parties thereto, and (c) this Agreement is executed by all parties hereto.

[SIGNATURE PAGE FOLLOWS]

The parties are executing this Agreement on the date set forth in the introductory clause.

CALIX, INC.

By:	/s/ Kelyn Brannon
Name: Kelyn Brannon
Title: Chief Financial Officer

OCEAN SUB I, INC.

By:	/s/ Kelyn Brannon
Name: Kelyn Brannon
Title: Chief Financial Officer

OCEAN SUB II, LLC

By:	/s/ Kelyn Brannon
Name: Kelyn Brannon
Title: Chief Financial Officer

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Jeanne Seeley
Name: Jeanne Seeley
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Brian Strom
Name: Brian Strom
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

Norwest Venture Partners VIII, LP
By:	Itasca VC Partners VIII, LLP
Its	General Partner

By:	/s/ Kurt L. Betcher
Name: Kurt L. Betcher
Title: Chief Financial Officer

NVP Entrepreneurs Fund VIII, LP
By:	Itasca VC Partners VIII, LLP
Its	General Partner

By:	/s/ Kurt L. Betcher
Name: Kurt L. Betcher
Title: Chief Financial Officer

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ David C. Mason
Name: David C. Mason
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Gregory Dion
Name: Gregory Dion
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Albert Moyer
Name: Albert Moyer
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Mark Rumer
Name: Mark Rumer
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Robert L. Howard-Anderson
Name: Robert L. Howard-Anderson
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Thomas E. Pardun
Name: Thomas E. Pardun
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Robert B. Abbott
Name: Robert B. Abbott
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Steven M. Krausz
Name: Steven M. Krausz
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

US Venture Partners VII, L.P.
USVP Entrepreneur Partners VII-A, LP.
USVP Entrepreneur Partners VII-B, L.P.
2180 Associates Fund VII, L.P.

By	Presidio Management Group
The General Partner of Each

By:	/s/ Michael P. Maher
Name: Michael P. Maher
Title: Attorney-in-Fact

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Robert E. Bylin
Name: Robert E. Bylin
Title:

[Signature Page to Support Agreement]

STOCKHOLDERS

By:	/s/ Russell J. Sharer
Name: Russell J. Sharer
Title:

[Signature Page to Support Agreement]

Schedule A

Name of Stockholder	No. Shares

Robert L. Howard-Anderson	49,132
Jeanne Seeley	28,808
Mark Rumer	106,768
David C. Mason	13,579
Russell J. Sharer	23,562
Greg Dion	12,458
Steven M. Krausz	61,604
Robert B. Abbott	52,978
Robert E. Bylin	52,978
Thomas E. Pardun	52,978
A.J. “Bert” Moyer	52,978
Brian Strom	58,978
US Venture Partners VII, L.P.; USVP Entrepreneur Partners VII-A, L.P.; USVP Entrepreneur Partners VII-B, L.P.; and 2180 Associates Fund VII, L.P.	3,110,893
NVP VIII, LP	1,909,493
NVP Entrepreneurs Fund VIII, L.P	94,652